EXHIBIT 11.1

                 JENNIFER CONVERTIBLES INC. AND SUBSIDIARIES
              STATEMENT RE: COMPUTATION OF NET (LOSS) PER SHARE
   THIRTEEN AND TWENTY-SIX WEEKS ENDED FEBRUARY 24, 1996 AND FEBRUARY 25, 1995
                   (in thousands, except per share data)


                                                     Primary                                Primary
                                                 -----------------                      ----------------

                                                           Thirteen weeks ended                Twenty-six weeks ended
                                                 February 24, 1996   February 25, 1995  February 24, 1996   February 25, 1995
                                                 -----------------   -----------------  -----------------   -----------------


   Net (loss)                                             ($3,917)          ($4,174)            ($4,971)           ($3,734)
   Interest adjustments                                        --                --                  --                 --
                                                 -----------------   -----------------  -----------------   -----------------
Adjusted net (loss)                                       ($3,917)          ($4,174)            ($4,971)           ($3,734)
                                                 =================   =================  =================   =================


Weighted average common and
   common equivalent shares outstanding:

   Weighted average common shares outstanding               5,701            5,701                5,701              5,701

   Weighted average common equivalents                          -                -                    -                  -
                                                 -----------------   -----------------  -----------------   -----------------
Weighted average common and
   common equivalent shares outstanding                     5,701            5,701                5,701              5,701
                                                 =================   =================  =================   =================



Net (loss) per common and
    common equivalent shares                               ($0.69)          ($0.73)              ($0.87)            ($0.66)
                                                 =================   =================  =================   =================